EXHIBIT 10.24            TERM LOAN AND SECURITY AGREEMENT
-------------
                                     BETWEEN

                            ABLE TELCOM HOLDING CORP.
                                   "BORROWER"

                         GEORGIA ELECTRIC COMPANY, INC.
                         TRAFFIC MANAGEMENT GROUP, INC.
                     TRANSPORTATION SAFETY CONTRACTORS OF VIRGINIA, INC. TRANSPORTATION SAFETY CONTRACTORS, INC.
                                  "GUARANTORS"

                                       AND

                      SUNTRUST BANK, SOUTH FLORIDA, NATIONAL ASSOCIATION
                                     "BANK"

                          DATED AS OF DECEMBER 2, 1996

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
                                TABLE OF CONTENTS
                                                                           PAGE
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
1.  Definitions............................................................  1
        Defined Terms......................................................  1
        Financial Terms....................................................  6
2.  Representations and Warranties.........................................  6
        Valid Existence and Power..........................................  6
        Authority..........................................................  6
        Financial Condition................................................  6
        Litigation.........................................................  7
        Agreements, Etc....................................................  7
        Authorizations.....................................................  7
        Title..............................................................  7
        Collateral.........................................................  7
        Location...........................................................  7
        Taxes..............................................................  8
        Withholding Taxes..................................................  8
        Labor Law Matters..................................................  8
        Accounts...........................................................  8
        Use and Location of Collateral.....................................  8
        Judgment Liens.....................................................  8
        Intent and Effect of Transactions..................................  8
        Subsidiaries.......................................................  8
        Hazardous Materials................................................  9
        ERISA..............................................................  9
        Guarantors.........................................................  9
3.  The Loan...............................................................  9
        Loan...............................................................  9
        Interest Rate......................................................  9
        Net Payments.......................................................  9
        Calculation of Interest............................................  10
        Special Loan Account...............................................  10
        Prepayment.........................................................  10
        Overdue Amounts....................................................  10
        Sales Tax..........................................................  10
        Cross Collateralization............................................  11
5.  Conditions Precedent to Borrowing......................................  11
6.  Covenants of the Borrower..............................................  12
        Use of Loan Proceeds...............................................  12
        Maintenance of Business and Properties.............................  12
        Insurance..........................................................  13

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
        Notice of Default..................................................  13
        Inspections........................................................  13
        Financial Information..............................................  13
        Debt...............................................................  14
        Liens..............................................................  14
        Merger, Sale, Etc..................................................  14
        Loans and Other Investments........................................  15
        Change in Business.................................................  15
        Accounts...........................................................  15
        Transactions with Affiliates.......................................  15
        No Change in Name, Offices; Removal of Collateral..................  15
        No Sale, Leaseback.................................................  15
        Margin Stock.......................................................  15
        Payment of Taxes, Etc..............................................  16
        Subordination......................................................  16
        Compliance; Hazardous Materials....................................  16
        Subsidiaries.......................................................  16
        Net Worth..........................................................  17
        Working Capital....................................................  17
        Debt Service.......................................................  17
        Further Assurances.................................................  17
        Withholding Taxes..................................................  17
        Depository Accounts................................................  17
        Confirmation of Collateral.........................................  17
7.  Default................................................................  17
        Events of Default..................................................  17
        Remedies...........................................................  19
        Receiver...........................................................  19
8.  Security Agreement.....................................................  20
        Security Interest..................................................  20
        Remedies...........................................................  20
        Entry..............................................................  21
        Deposits; Insurance................................................  21
        Other Rights.......................................................  21
        Accounts...........................................................  21
        Tangible Collateral................................................  22
        Waiver of Marshalling..............................................  22
9.  Miscellaneous..........................................................  22
        No Waiver, Remedies Cumulative.....................................  22
        Survival of Representations........................................  22
        Expenses...........................................................  22
        Notices............................................................  23

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

        Governing Law......................................................  23
        Successors and Assigns.............................................  23
        Counterparts.......................................................  24
        No Usury...........................................................  24
        Powers.............................................................  24
        Approvals..........................................................  24
        Jurisdiction, Service of Process...................................  24
        Multiple Borrowers.................................................  25
        Waiver of Jury Trial...............................................  25

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                                                               WPALM/48480_1.DOC
                        TERM LOAN AND SECURITY AGREEMENT
THIS AGREEMENT (the "Agreement"), dated as of December __, 1996 between ABLE TELCOM HOLDING CORP., a Florida corporation (the "Borrower"), GEORGIA ELECTRIC COMPANY, a Georgia corporation, TRAFFIC MANAGEMENT GROUP, INC., a Florida corporation, TRANSPORTATION SAFETY CONTRACTORS OF VIRGINIA, INC., a Virginia corporation, TRANSPORTATION SAFETY CONTRACTORS, INC., a Florida corporation, (singularly a "Guarantor" and collectively the "Guarantors") and SUNTRUST BANK, SOUTH FLORIDA, NATIONAL ASSOCIATION, (the "Bank");

                               W I T N E S S E T H

In consideration of the premises and of the mutual covenants herein contained and to induce the Bank to extend credit to the Borrower, the parties agree as follows:

     1. DEFINITIONS. In addition to terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

               1.1    DEFINED TERMS.

               "ACCOUNT" shall mean any account receivable, including any rights of payment for goods sold or leased or for services rendered, which is not evidenced by an Instrument or Chattel Paper, whether or not it has been earned by performance, and in addition includes all property included in the definition of "accounts" as used in the Code, together with any guaranties, letters of credit and other security therefor.

               "ACCOUNT DEBTOR" shall mean a Person who is obligated under any Account, Chattel Paper, General Intangible or Instrument.

               "AFFILIATE" of a named Person shall mean (a) any Person owning 5% or more of the voting stock or rights of such named Person or of which the named Person owns 5% or more of such voting stock or rights; (b) any Person controlling, controlled by or under common control with such named Person; (c) any officer or director of such named Person or any Affiliates of the named Person; and (d) any family member of the named Person or any Affiliate of such named Person.

               "BUSINESS DAY" shall mean a weekday on which commercial banks are open for business in Palm Beach County, Florida.

               "CHATTEL PAPER" shall mean all writing or writings which evidence both a monetary obligation and a security interest in or the lease of specific goods and in addition includes all property included in the definition of "chattel paper" as used in the Code, together with any guaranties, letters of credit and other security therefor.

               "CODE" shall mean the Uniform Commercial Code, as in effect in Florida from time to time.

               "COLLATERAL" means the property described in the Loan Documents, and, if not described in the Loan Documents, the following property of any Obligors, wherever located and whether now owned by an Obligor or hereafter acquired: (a) all real property owned by any Obligor, including, without limitation, any interest an Obligor may have in any real property including, without limitation, any leasehold or easement interests; (b) all Inventory; (c) all General Intangibles; (d) all Accounts and Chattel Paper and any other

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instrument or  intangible  representing  payment for goods or services;  (e) all
Equipment; (f) all Instruments (g) any other collateral in which the Bank may be hereafter granted a security interest or Lien; (h) all funds on deposit with or under the control of the Bank or its agents or correspondents; and (i) all parts, replacements, substitutions, profits, products and cash and non-cash proceeds of any of the foregoing (including insurance proceeds payable by reason of loss or damage thereto) in any form and wherever located. Collateral shall include all written or electronically recorded records relating to any such Collateral and other rights relating thereto.

               "DEBT" shall mean all liabilities of a Person as determined under generally accepted accounting principles and all obligations which such Person has guaranteed or endorsed or is otherwise secondarily or jointly liable, and shall include, without limitation (a) all obligations for borrowed money or purchased assets, (b) obligations secured by assets whether or not any personal liability exists, (c) the capitalized amount of any capital or finance lease obligations, (d) the unfunded portion of pension or benefit plans or other similar liabilities, (e) obligations as a general partner, (f) contingent obligations pursuant to guaranties, endorsements, letters of credit and other secondary liabilities, and (g) obligations for deposits.

               "DEBT SERVICE" means all scheduled principal and interest payments under the Loan and all other loans now or hereafter outstanding to Georgia Electric Company from any lender during the period in question.
               "DEFAULT RATE" shall mean the highest lawful rate of interest per annum specified in any Note to apply after a default under such Note or, if no such rate is specified, the highest rate of interest allowed by law.

               "EQUIPMENT" shall mean all furniture, fixtures, equipment, motor vehicles, rolling stock and other tangible property of a Person of every description, except Inventory and in addition includes all property included in the definition of "equipment" as used in the Code.

               "EXCESS CASH FLOW" shall mean fifty percent (50%) of the net income of Georgia Electric Company in the fiscal year of Georgia Electric Company in question plus depreciation for such year and less Funded Debt due and payable in such fiscal year and all computed in accordance with generally accepted accounting principals consistently applied.

               "EXISTING LOAN AGREEMENT" means the Term Loan, Revolving Credit and Security Agreement dated as of November 29, 1995 by and between the Bank, Borrower, Transportation Safety Contractors of Virginia, Inc., Transportation Safety Contractors, Inc., BCD Communications, Inc., n/k/a Able Communications Services, Inc., Tipco, Inc., Telecommunications Services Group, Inc., Traffic Management Group, Inc., and Georgia Electric Company, as amended by Modification of Term Loan Revolving Credit and Security Agreement dated as of May 30, 1996 and Second Modification of Term Loan, Revolving Credit and Security Agreement dated as of October 30, 1996.

               "EXISTING LOAN DOCUMENTS" means the Existing Loan Agreement and the Loan Documents as defined in the Existing Loan Agreement.
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               "EVENT OF  DEFAULT"  shall  mean any event  specified  as such in
Section 7.1 hereof ("EVENTS OF DEFAULT"), provided that there shall have been satisfied any requirement in connection with such event for the giving of notice or the lapse of time, or both; "DEFAULT" or "default" shall mean any of such events, whether or not any such requirement for the giving of notice or the lapse of time or the happening of any further condition, event or act shall have been satisfied.

               "FUNDED DEBT" means all indebtedness for money borrowed, purchase money mortgages, capitalized leases, conditional sales contracts and similar title retention debt instruments, including any current maturities of such indebtedness, which by its terms matures more than one year from the date of any calculation thereof and/or which is renewable or extendible at the option of the obligor to a date beyond one year from such date. The calculation of Funded Debt shall include all Funded Debt of Georgia Electric Company, plus all Funded Debt of other entities or persons, other than subsidiaries, which has been guaranteed by Georgia Electric Company. Funded Debt shall also include the redemption amount with respect to any stock of Georgia Electric Company required to be redeemed within the next twelve months.

               "GENERAL INTANGIBLES" shall mean all intangible personal property (including things in action) except Accounts, Chattel Paper and Instruments, including all contract rights, copyrights, trademarks, trade names, service marks, patents, patent drawings, designs, formulas, rights to a Person's name itself, customer lists, rights to all prepaid expenses, marketing expenses, rights to receive future contracts, fees, commissions and orders relating in any respect to any business of a Person, all licenses and permits, all computer programs and other software owned by a Person, or which a Person has the right to use, and all rights for breach of warranty or other claims for funds to which a Person may be entitled, and in addition includes all property included in the definition of "general intangibles" as used in the Code.

               "GUARANTOR" shall mean Georgia Electric Company, Inc., Traffic Management Group, Inc., Transportation Safety Contractors of Virginia, Inc., Transportation Safety Contractors, Inc. and any other person now or hereafter guaranteeing the Loan.

               "GUARANTY AGREEMENT" shall mean any guaranty instrument now or hereafter executed and delivered by any Guarantor to the Bank, as it may be modified.

               "INDEBTEDNESS" shall mean all obligations now or hereafter owed to the Bank by an Obligor, including, without limitation, amounts owed or to be owed under the terms of the Loan Documents, or arising out of the transactions described therein, including, without limitation, the Loan, sums advanced to pay overdrafts on any account maintained by an Obligor with the Bank, reimbursement obligations for outstanding letters of credit or banker's acceptances issued to the account of an Obligor, amounts paid by the Bank under letters of credit or drafts accepted by the Bank for the account of an Obligor, together with all interest accruing thereon, all fees, all costs of collection, attorneys' fees and expenses of or advances by the Bank which the Bank pays or incurs in discharge of obligations of an Obligor or to repossess, protect, preserve, store or dispose of any Collateral, whether such amounts are now due or hereafter become due, direct or indirect and whether such amounts due are from time to time reduced or entirely extinguished and thereafter re-incurred.

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               "INSTRUMENTS"  means all  promissory  notes,  letters  of credit, guarantees, securities, and other items constituting "instruments" (as defined in the Code) owned or held by an Obligor, whether or not in negotiable form, and all collateral and other security therefor, whether now or hereafter existing or acquired, and all proceeds thereof and all substitutions and replacements therefor.

               "INVENTORY" means all goods, merchandise and other personal property of a Person which is held for sale or lease or furnished or to be furnished under a contract for services or raw materials, and all work in process and materials used or consumed or to be used or consumed in a Person's business, and in addition, includes all property included in the definition of "inventory" as used in the Code.

               "LIEN" (collectively "LIENS") shall mean any mortgage, pledge, statutory lien or other lien arising by operation of law, security interest, trust arrangement, financing lease, collateral assignment or other encumbrance, or any segregation of assets or revenues (whether or not constituting a security interest) with respect to any present or future assets, revenues or rights to the receipt of income of the Person referred to in the context in which the term is used.

               "LOAN" means the loan from Bank to Borrower evidenced by the Term Note and all renewals, modifications, amendments and extensions thereof.

               "LOAN DOCUMENTS" shall mean the Existing Loan Documents, this Agreement, any other Security Agreement, the Note, the Guaranty Agreements, and all other documents and instruments now or hereafter evidencing, describing, guaranteeing or securing the Indebtedness or delivered in connection therewith, as they may be modified.

               "MATURITY DATE" means December 2, 2001.

               "OBLIGORS" means the Borrower and the Guarantors.

               "PERMITTED DEBT" shall mean (a) the Indebtedness; and (b) any other Debt listed on Exhibit 1.1D hereto (if any) and any extensions, renewals, replacements, modifications and refundings of any such Debt if, and to the extent, permitted by Exhibit 1.1D; provided, however, that the principal amount of such Debt may not be increased from the amount shown as outstanding on such exhibit; and (c) such other Debt as the Bank may consent to in writing from time to time.

               "PERMITTED LIENS" shall mean (a) Liens securing the Indebtedness;
(b) Liens for taxes and other statutory Liens, landlord's Liens and similar Liens arising out of operation of law (provided they are subordinate to the Bank's Liens on Collateral) so long as the obligations secured thereby are not past due or are being contested as permitted herein; (c) Liens described on
Exhibit 1.1E hereto (if any), provided, however, that no debt not now secured by such Liens shall become secured by such Liens hereafter; and (d) such other Liens as the Bank may consent to in writing from time to time.

               "PERSON" shall mean any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, limited or general partnership, any government, or any agency or political subdivision of any government.

               "PRIME RATE" shall mean the annual interest rate announced by SunTrust Banks, Inc., from time to time, as its Prime Rate (which interest rate is only a bench mark, is purely discretionary and is not necessarily the best or lowest rate charged borrowing customers of any subsidiary bank of SunTrust Banks, Inc.). A change in the Prime Rate shall become effective from the beginning of the day on which such change is determined by the Bank.

               "SECURITY AGREEMENT" shall mean this Agreement as it relates to a security interest in the Collateral, and any other mortgage, security agreement or similar instrument now or hereafter executed by an Obligor or other Person granting the Bank a security interest in any Collateral to secure the Indebtedness.

               "SPECIAL LOAN ACCOUNT" shall mean the demand deposit account established pursuant to Section 3.8 hereof ("SPECIAL LOAN ACCOUNT").

               "SUBSIDIARY" shall mean any corporation, partnership or other Person in which the Borrower, now or hereafter, directly or indirectly, owns more than fifty percent (50%) of the stock, capital or income interests, or other beneficial interests, or which is effectively controlled by the Borrower.

                      "TANGIBLE NET WORTH" means the stockholders equity of Borrower in Georgia Electric Company as reported in Borrowers financial statements less any intangible assets all computed in accordance with generally accepted accounting principles consistently applied.

               1.2. FINANCIAL TERMS. All financial terms used herein shall have the meanings assigned to them under generally accepted accounting principles unless another meanings shall be specified.

     2. REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this Agreement and to make the Loan provided for herein, Obligors make the following representations and warranties, all of which shall survive the execution and delivery of the Loan Documents.

               2.1. VALID EXISTENCE AND POWER. The Borrower is a corporation and each Subsidiary is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified or licensed to transact business in all places where the failure to be so qualified would have a material adverse effect on it. Each of the Obligors and each other Person which is a party to any Loan Documents (other than the Bank) has the power to make and perform the Loan Documents executed by it and all such instruments will constitute the legal, valid and binding obligations of such Person, enforceable in accordance with their respective terms, subject only to bankruptcy and similar laws affecting creditors' rights generally.

               2.2. AUTHORITY. The execution, delivery and performance thereof by Obligors and each other Person (other than the Bank) executing any Loan Document have been duly authorized by all necessary action of each Obligor and its shareholders and by such other Person, and do not and will not violate any provision of law or regulation, or any writ, order or decree of any court or governmental or regulatory authority or agency or any provision of the governing instruments of such Person, and do not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of such Person pursuant to, any law, regulation, instrument or agreement to which any such Person is a party or by which any such Person or its respective properties may be subject, bound or affected other than the Loan Documents.

               2.3. FINANCIAL CONDITION. Other than as disclosed in the projected consolidated financial results for the Obligors' fiscal year ending October 31, 1996 delivered to the Bank on or prior to the date hereof, the Obligors have no direct or contingent obligations or liabilities (including any guarantees or leases) or any material unrealized or anticipated losses from any commitments except as described on Exhibit 2.3 (if any). Obligors are not aware of any material adverse fact (other than facts which are generally available to the public and not particular to the Obligors, such as general economic or industry trends) concerning the conditions or future prospects of the Obligors which has not been fully disclosed to the Bank, including any material adverse change in the operations or financial condition of Obligors since the date of the most recent financial statements delivered to the Bank.

               2.4. LITIGATION. Except as disclosed on Exhibit 2.4 (if any), there are no suits or proceedings pending, or to the knowledge of the Obligors threatened, before any court or by or before any governmental or regulatory authority, commission, bureau of agency or public regulatory body against or affecting the Obligors or their assets, which if adversely determined would have a material adverse effect on the financial condition or business of the Obligors.

               2.5. AGREEMENTS, ETC. None of Obligors is a party to any agreement or instrument or subject to any court order, governmental decree or any charter or other corporate restriction, adversely affecting its business, properties or assets, operations or condition (financial or otherwise) nor is any Obligor in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, or any law, regulation, decree, order or the like.

               2.6. AUTHORIZATIONS. All authorizations, consents, approvals and licenses required under applicable law or regulation for the ownership or operation of the property owned or operated by any Obligor or for the conduct of any business in which it is engaged have been duly issued and are in full force and effect, and it is not in default, nor has any event occurred which with the passage of time or the giving of notice, or both, would constitute a default, under any of the terms or provisions of any part thereof, or under any order, decree, ruling, regulation, closing agreement or other decision or instrument of any governmental commission, bureau or other administrative agency or public regulatory body having jurisdiction over such person, which default would have a material adverse effect on such Person. Except as noted herein, no approval, consent or authorization of, or filing or registration with, any governmental commission, bureau or other regulatory authority or agency is required with respect to the execution, delivery or performance of any Loan Document.

               2.7. TITLE. One of the Obligors has good title to all of the assets shown in the consolidated financial statements of Obligors free and clear of all Liens, except Permitted Liens. One of the Obligor's alone has full ownership rights in all Collateral.

               2.8. COLLATERAL. The security interests granted to the Bank herein and pursuant to any other Loan Document (a) constitute and, as to subsequently acquired property included in the Collateral will constitute, security interests under Florida law (including the Code) entitled to all of the rights, benefits and priorities provided by Florida law (including the Code) and the Loan Documents, and (b) are, and as to subsequently acquired Collateral will be fully perfected, superior and prior to the rights of all third persons, now existing or hereafter arising, subject only to Permitted Liens.

     2.9. LOCATION. The chief executive office of the Obligors where the Obligors' business records are located is the address designated for notices in
Section 9.4 ("NOTICES") and the Obligors' other places of business are listed on
Exhibit 2.9 attached hereto.

               2.10. TAXES. Obligors have filed all federal and state income and other tax returns which, to the best knowledge of the Obligors, are required to be filed, and have paid all taxes as shown on said returns and all taxes, including AD VALOREM taxes, shown on all assessments received by it to the extent that such taxes have become due. Obligors are not subject to any federal, state or local tax Liens nor has such Person received any notice of deficiency or other official notice to pay any taxes. Each of Obligors have paid all sales and excise taxes payable by it.

     2.11. WITHHOLDING TAXES. Each of the Obligors has paid all withholding, FICA and other payments required by federal, state or local governments with respect to any wages paid to employees.

               2.12. LABOR LAW MATTERS. No goods or services have been or will be produced by the Obligors in violation of any applicable labor laws or regulations or any collective bargaining agreement or other labor agreements or in violation of any minimum wage, wage-and-hour or other similar laws or regulations.

               2.13. ACCOUNTS. Each Account, Instrument, Chattel Paper and other writing constituting any portion of the Collateral is (a) genuine and enforceable in accordance with its terms except for such limits thereon arising from bankruptcy and similar laws relating to creditors' rights; (b) to the best of the Obligor's knowledge are not subject to any defense, setoff, claim or counterclaim of a material nature against the Obligors except as to which the Obligors have notified the Bank in writing; and (c) not subject to any other circumstances that would impair the validity, enforceability or amount of such Collateral except as to which the Obligors have notified the Bank in writing.

     2.14. USE AND LOCATION OF COLLATERAL. The Collateral is located only, and shall at all times be kept and maintained only, at the Obligors' location or locations as described herein.

     2.15. JUDGMENT LIENS. Neither Obligors, nor any of their assets, are subject to any unpaid judgments (whether or not stayed) or any judgment liens in any jurisdiction.

                  2.16. INTENT AND EFFECT OF TRANSACTIONS. This Agreement and the transactions contemplated herein (a) are not made or incurred with intent to hinder, delay or defraud any person to whom the Obligors have been, are now, or may hereafter become indebted; (b) do not render any Obligor insolvent nor is the Obligor insolvent on the date of this Agreement; (c) do not leave the Obligor with an unreasonably small capital with which to engage in its business or in any business or transaction in which it intends to engage; and (d) are not entered into with the intent to incur, or with the belief that any Obligor would incur, debts that would be beyond its ability to pay as such debts mature.

     2.17. SUBSIDIARIES. All of the Subsidiaries are listed on Exhibit 2.17 attached hereto.

               2.18. HAZARDOUS MATERIALS. The Obligors' and Subsidiaries' property and improvements thereon have not in the past been used, are not presently being used, and will not in the future be used for, nor do any of such persons engage in, the handling, storage, manufacture, disposition, processing, transportation, use or disposal of hazardous or toxic materials other than vehicle fuel and lubricants used in the ordinary course of the operation of such person's business, all of which are stored, applied, disposed of and otherwise handled in accordance with applicable laws, rules and regulations.

               2.19. ERISA. Obligors have no pension, profit-sharing or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Obligors have furnished to the Bank true and complete copies of the latest annual report required to be filed pursuant to Section 104 of ERISA, with respect to each employee benefit plan or other plan maintained for employees of the Obligors and covered by Title IV of ERISA (a "PLAN"), and no Termination Event (as hereinafter defined) with respect to any Plan has occurred and is continuing. For the purposes of this Agreement, a "TERMINATION EVENT" shall mean a "reportable event" as defined in Section 4043(b) of ERISA ("REPORTABLE EVENT"), or the filing of a notice of intent to terminate under
Section 4041 of ERISA. Obligors have no unfunded liability with respect to any such plan.

     2.20. GUARANTORS. Each of the Guarantors will derive substantial financial benefit from the making of the Loan to Borrower by reason of the interrelation of businesses of the Obligors.

        3.     THE LOAN

               3.1. LOAN. On satisfaction of the terms and conditions of this Agreement, the Bank shall lend to the Borrower the principal amount of the Loan for the purpose of refinancing the purchase price for the capital stock of Georgia Electric Company. The Term Note shall evidence the outstanding principal balance of the Loan.

               3.2.   INTEREST  RATE. The outstanding principal   balance of the
Loan outstanding from time to time shall accrue interest at the Prime Rate.

               3.3. NET PAYMENTS. All payments by the Borrower under this Agreement and the Note shall be made without setoff or counterclaim and in such amounts as may be necessary in order that all payments, after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof (collectively the "Taxes"), shall not be less than the amounts otherwise specified to be paid under this Agreement and the Note. Notwithstanding anything to the contrary contained in this Section, the Borrower shall not be liable for the payment of any tax on or measured by net income or portion thereof of the Bank pursuant to the income tax laws of the United States, the State of Florida or the jurisdiction where the office making or carrying the Loan is located. The Borrower shall pay all Taxes when due (and indemnify the Bank against any liability therefor) and shall promptly (and in any event not later than 30 days thereafter) furnish to the Bank any certificates, receipts and other documents which may be required (in the judgment of the Bank) to establish any tax credit to which Bank may be entitled. The obligations of the Borrower under this Section shall survive the termination of this Agreement and the repayment of the Loan, but such obligations shall terminate as to any claim or liability for which the Borrower is responsible pursuant to this Section on the same date that any such claim or liability is barred by any applicable statute of limitations.

               3.4. CALCULATION OF INTEREST. All interest under the Note or hereunder shall be calculated on the basis of a 360-day year for the actual number of days elapsed in an interest period (actual/360 method), unless the Bank shall otherwise elect.

               3.5. SPECIAL LOAN ACCOUNT. Upon the occurrence of an Event of Default and demand by Bank, the Borrower shall establish and maintain with the Bank, during the term of the Loan, a demand deposit account (the "Special Loan Account"). From and after occurrence of an Event of Default, the Borrower shall deposit in the Special Loan Account, as received, all proceeds from the sale of Inventory and collection of Accounts and other Collateral in the form of checks, drafts, cash or the like, and all such proceeds shall constitute Collateral. Upon receipt of written instructions from the Bank after an Event of Default, the Borrower shall direct (by instruction on invoices and otherwise) all Account Debtors to make payments to a designated post office box under the control of the Bank, which payments shall be deposited directly into the Special Loan Account. The Borrower shall pay the Bank's reasonable fees and charges in connection with such lock-box arrangement.

               3.6. PREPAYMENT. Borrower shall have the right to prepay the Loan, in whole or in part, at any time and from time to time. Within thirty (30) days after the delivery of fiscal year end financial statements of Georgia Electric Company during the term of the Loan, Borrower shall prepay that portion of the principal balance of the Loan equal to the Excess Cash Flow for the fiscal year of Georgia Electric Company most recently ended. In no event shall the required prepayment by reason of the Excess Cash Flow in any fiscal year of Georgia Electric Company exceed One Million Nine Hundred Thirty Thousand and no/100s Dollars (1,930,000.00). Each notice of prepayment shall specify the prepayment date and the principal amount to be prepaid. All prepayments of a Loan shall include accrued interest upon the principal amount being prepaid to the date of the payment.

               3.7. OVERDUE AMOUNTS. Any payments not made as and when due shall bear interest from the date due until paid at the Default Rate.

               3.8. SALES TAX. The Borrower shall notify the Bank if any Account includes any sales or other similar tax and the Bank may at Bank's option either disburse amounts to Borrower from the Special Loan Accounts for payment to the taxing authority if the Special Loan Account contains sufficient amounts to pay or remit any such taxes directly to the taxing authority and make Advances or charge the Special Loan Account therefor. In no event shall the Bank be liable for any such taxes.

               3.9. CROSS COLLATERALIZATION. Obligors agree that, notwithstanding the provisions of any of the Loan Documents and further notwithstanding the existence of separate notes or any other separate expression of or security for the Indebtedness, all of the Collateral is encumbered as security for all of the Indebtedness by this Agreement or by other Loan Documents. It is the intention of Obligors and Bank that the liens and security interests created by the Loan Documents encumber all of the Collateral to secure all of the Indebtedness. Bank shall have the right to proceed against any of the Collateral to collect any or all of the Indebtedness in such order as Bank shall deem proper. Bank shall not be obligated to proceed against or to release any particular portion of the Collateral because the Collateral is described in one of the Loan Documents creating a lien or security interest but not in others.

        4. CONDITIONS PRECEDENT TO BORROWING. Prior to any disbursement of the proceeds of the Loan, the following conditions shall have been satisfied, in the sole opinion of the Bank and its counsel:

               (a) LOAN DOCUMENTS. The Borrower and each other party to any Loan Documents, as applicable, shall have executed and delivered this Agreement, the Note, and other Loan Documents required by Bank, all in form and substance reasonably satisfactory to the Bank.

               (b) SUPPORTING DOCUMENTS. The Borrower shall cause to be delivered to the Bank the following documents:

                      (i) A copy of the governing instruments of the Borrower and each Guarantor and a good standing certificate of the Borrower and each Guarantor certified by the appropriate official of the State in which the Obligor is incorporated; and

                      (ii) Incumbency certificates and certified resolutions of the boards of directors (or other appropriate Persons) of the Borrower and each other Person executing any Loan Documents authorizing the execution, delivery and performance of the Loan Documents.

               (c) UCC SEARCHES. UCC-11 searches and other Lien searches showing no existing security interests in or Liens on the Collateral which is personal property other than the security interests of the Bank.

               (d) OPINION OF OBLIGORS' COUNSEL: Obligors shall cause to be addressed and delivered to Bank an opinion of counsel for Obligors, in form and content reasonably satisfactory to Bank.

               (e) INSURANCE. The Borrower shall have delivered to the Bank satisfactory evidence of insurance meeting the requirements of Section 5.3 ("INSURANCE").

               (f) PERFECTION OF LIENS. The UCC-1 financing statements and, if applicable, certificates of title covering the Collateral executed by the Obligors shall duly have been recorded or filed in the manner and places required by law to establish, preserve, protect and perfect the interests and rights created or intended to be created by this Agreement and any other Loan Document; and all taxes, fees and other charges in connection with the execution, delivery and filing of this Agreement, the Note and the other Loan Documents shall have been paid.

               (g) ADDITIONAL DOCUMENTS. The Obligors shall have delivered to the Bank all additional opinions, documents, certificates and other assurances that the Bank or its counsel may reasonably require.

               (h) FURTHER ASSURANCES. The Obligors shall have delivered such further documentation or assurances as the Bank may reasonably require.

        5. COVENANTS OF THE BORROWER. Obligors covenant and agree that from the date hereof and until payment in full of the Indebtedness and the formal termination of this Agreement, unless the Bank shall otherwise consent in writing, the Obligors:

               5.1. USE OF LOAN PROCEEDS. Shall use the proceeds of the Loan only for the commercial purposes permitted herein or otherwise permitted by the Bank and furnish the Bank all evidence that it may reasonably require with respect to such use.

               5.2.  MAINTENANCE OF BUSINESS AND PROPERTIES.  Shall at all times maintain, preserve and protect all of its property used or useful in the conduct of its business, including, without limitation, the Collateral, and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all material, needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be conducted properly and in accordance with standards generally accepted in businesses of a similar type and size at all times, and maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business.

               5.3. INSURANCE. Shall maintain such liability insurance, workers' compensation insurance, business interruption insurance and casualty insurance as may be required by law or customary and usual for prudent businesses in its industry or as may be reasonably required by the Bank and shall insure and keep insured all Collateral and other properties in good and responsible insurance companies satisfactory to the Bank. All liability policies shall name Bank as an additional named insured, as its interests may appear. The hazard insurance covering Collateral shall be in amounts and shall contain co-insurance and deductible provisions approved by the Bank; and shall name and directly insure the Bank its successors and assigns as secured party and loss payee under an endorsement acceptable to Bank. Each policy must contain a provision that Bank will receive 30 days' prior written notice of expiration, cancellation, termination or modification of such policy.

               5.4. NOTICE OF DEFAULT. Shall provide to the Bank immediate notice of (a) the occurrence of a Default, (b) any material litigation or material changes in existing litigation or any judgment against it or its assets, (c) any material damage or loss to property, (d) any notice from taxing authorities as to claimed deficiencies or any tax lien or any notice relating to alleged ERISA violations, (e) any Reportable Event, as defined in ERISA, (f) any rejection, return, offset, dispute, loss or other circumstance having a material adverse effect on any Collateral, and (g) any loss or threatened loss of material licenses or permits.

               5.5. INSPECTIONS. Shall permit inspections of the Collateral and the records of such Person pertaining thereto, at such times and in such manner as may be reasonably required by the Bank and shall further permit such inspection, review and audits of its other records and its properties (with such reasonable frequency and at such reasonable times as the Bank may desire) by the Bank as the Bank may deem necessary or desirable from time to time. The cost of such audits, reviews and inspections shall be borne by the Bank.

               5.6. FINANCIAL INFORMATION. Shall maintain books and records in accordance with generally accepted accounting principles and shall furnish to the Bank the following periodic financial information:
               (a) MONTHLY REPORTS. Within 20 days after the end of each month reports of the results of Borrower's domestic operations for such month and within 30 days after the end of each month a consolidated income statement and a consolidated balance sheet for the operation of Borrower and the Subsidiaries prepared in accordance with generally accepted accounting principles, as at the end of such month and year to date, each certified by the Chief Executive Officer or the Chief Financial Officer of Borrower as being accurate and complete.

               (b) QUARTERLY REPORTS. Within 60 days after the end of each calendar quarter, a consolidated income statement and a balance sheet for the operation of Borrower and the Subsidiaries prepared in accordance with generally accepted accounting principles, as at the end of such quarter and year-to-date, each certified by the Chief Executive Officer or the Chief Financial Officer of the Borrower as being accurate and complete;

               (c) ANNUAL REPORTS. Within 120 days after the end of each fiscal year, a consolidated income statement and a reconciliation of capital accounts of the Borrower and its Subsidiaries for such year, a statement of sources and application of funds of Borrower for such year and a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such year, prepared in accordance with generally accepted accounting principles and audited by independent certified public accountants of recognized standing selected by the Borrower and reasonably satisfactory to the Bank; and

               (d) INCOME STATEMENTS. Within 120 days after the end of each fiscal year of Georgia Electric Company, an income statement for Georgia Electric Company for such fiscal year prepared by Borrower in accordance with generally accepted principles and certified by the Chief Executive Officer or the Chief Financial Officer of Borrower as being accurate and complete.

               (e) NO DEFAULT CERTIFICATES. Together with each report required by Subsection (b) and (c), shall submit a certificate of its Chief Executive Officer or Chief Financial Officer that no Default or Event of Default then exists or if a Default or Event of Default exists, the nature and duration thereof and the Borrower's intention with respect thereto, and in addition, shall cause the Borrower's independent auditors to submit to the Bank, together with its audit report, a statement that, in the course of such audit, it discovered no circumstances which it believes would result in a Default or Event of Default or if it discovered any such circumstances, the nature and duration thereof; and shall also cause each Guarantor to submit a financial statement not less frequently than annually, in a form reasonably satisfactory to the Bank. In addition to the financial statements required herein, the Bank reserves the right to require other or additional financial or other information concerning the Borrower, the Guarantors and/or the Collateral as Bank may reasonably require.

               (f) SECURITIES FILINGS. Shall provide Bank with copies of all form 10-K, 10-Q or other filings or information relating to the Obligors immediately after filing with the SEC or any state securities regulator.

               5.7. DEBT. Shall not create or permit to exist any Debt of any Obligor, including any guaranties or other contingent obligations, except Permitted Debt.

               5.8. LIENS. Shall not create or permit to exist any Liens on any of its property except Permitted Liens.

               5.9. MERGER, SALE, ETC. Shall maintain its corporate existence, good standing and necessary qualifications to do business and, except as provided in Section 5.20, shall not merge or consolidate with any Person or acquire all or substantially all of the assets of, or 50% or more of any class of equity interest of, any Person or sell, lease, assign or otherwise dispose of any Collateral or substantial portion of its other assets (other than sales of obsolete or worn-out equipment and sales of Inventory in the ordinary course of business).

               5.10. LOANS AND OTHER INVESTMENTS. Shall not make or permit to exist any advances or loans to, or guarantee or become contingently liable, directly or indirectly, in connection with the obligations, leases, stock or dividends of, or own, purchase or make any commitment to purchase any stock, bonds, notes, debentures or other securities of, or any interest in, or make any capital contributions to (all of which are sometimes collectively referred to herein as "Investments") any Person except for (a) purchases of direct obligations of the federal government, (b) deposits in commercial banks, (c) commercial paper of any U.S. corporation having the highest ratings then given by Moody's Investors Service, Inc. or Standard & Poor's Corporation, (d) investments in Subsidiaries existing on the date hereof, and (e) endorsement of negotiable instruments for collection in the ordinary course of business.

               5.11. CHANGE IN BUSINESS. Shall not enter into any business which is substantially different from the business or businesses in which it is presently engaged.

               5.12. ACCOUNTS. (a) shall not sell, assign or discount any of its Accounts, Chattel Paper or any promissory notes held by it other than the discount of such notes in the ordinary course of business for collection; and
(b) shall notify the Bank promptly in writing with any discount, offset or other deductions not shown on the face of an Account invoice and any dispute over an Account, and any information relating to an adverse change in any Account Debtor's financial condition or ability to pay its obligations.

               5.13.  TRANSACTIONS   WITH   AFFILIATES.   Shall  not  directly
or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, except in the ordinary course of business, any Affiliate.

              5.14. NO CHANGE IN NAME, OFFICES; REMOVAL OF COLLATERAL.Shall not, unless it shall have given 60 days' advance written notice thereof to the Bank, (a) change its name or the location of its chief executive office or other office where books or records are kept or (b) permit any Inventory or other tangible Collateral to be located at any location other than as specified in Section 2.9. ("LOCATION").

               5.15. NO SALE, LEASEBACK. Shall not enter into any sale-and-leaseback or similar transaction.

               5.16. MARGIN STOCK. Shall not use any proceeds of the Loan to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of Federal Reserve System) or extend credit to others for the purpose of purchasing or carrying any margin stock.

               5.17. PAYMENT OF TAXES, ETC. Shall pay before delinquent all of its debts and taxes except that the Bank shall not unreasonably withhold its consent to nonpayment of taxes being actively contested in accordance with law (provided that the Bank may require bonding or other assurances).

               5.18. SUBORDINATION. Shall cause all debt and other obligations now or hereafter owed to any Guarantor or Affiliate to be subordinated in right of payment and security to the Indebtedness in accordance with subordination agreements satisfactory to the Bank.

               5.19. COMPLIANCE; HAZARDOUS MATERIALS. Shall strictly comply with all laws, regulations, ordinances and other legal requirements, specifically including, without limitation, ERISA, all securities laws and all laws relating to hazardous materials and the environment. Except as otherwise provided in this Agreement, unless approved in writing by the Bank, Obligors shall not engage in the storage, manufacture, disposition, processing, handling, use or transportation of any hazardous or toxic materials, whether or not in compliance with applicable laws and regulations.

               5.20. SUBSIDIARIES. The Borrower and/or its Subsidiaries will not be permitted to make acquisitions or enter into joint venture agreements without the prior written consent of the Lender until Borrower and Guarantors achieve compliance with the financial covenant ratio(s) required to be achieved by July 31, 1997, under Sections 6.21, 6.22 and 6.23 of the Existing Loan Agreement. Thereafter new Subsidiaries may be acquired without the prior written consent of the Bank provided Borrower provides prior written notice to the Bank containing a certification that the terms of the Loan Documents and the special terms outlined below will be complied with after said acquisition. The special terms are:

               (a). The Subsidiary to be acquired is engaged in one of the three primary lines of business for the Borrower -- highway signage, telecommunications or utility installation;

               (b) The ratio of the combined earnings before deduction of interest, taxes, depreciation, amortization and lease payments of Borrower and the Subsidiary to be acquired calculated on a trailing four quarters basis for both the Borrower and the Subsidiary to be acquired, divided by the combined projected interest, principal and lease payments of Borrower and the Subsidiary to be acquired, calculated for the four quarters after acquisition shall be greater than 1.75X; and

               (c) The total value of the consideration to be given, debt to be assumed and expenses to be incurred by Borrower and the Subsidiaries in connection with such acquisition shall not exceed $1,000,000.00.

               (d) In no event shall Borrower or any Guarantor advance any funds to any New Subsidiary, as defined in the Existing Loan Agreement, including, without limitation, funding the operations of any New Subsidiary or directly or indirectly guarantee any indebtedness of any New Subsidiary without the prior written consent of Lender.

               5.21. NET WORTH. Shall maintain Tangible Net Worth at the end of each quarter beginning with the quarter ending October 31, 1996, at not less than Two Million and no/100 Dollars ($2,000,000.00).

               5.22. WORKING CAPITAL. Shall assure that the current assets less the current liabilities of Georgia Electric Company determined in accordance with generally accepted accounting principles consistently applied is not less than Seven Hundred Thousand and no/100s Dollars ($700,000.00). Compliance shall be tested on a quarterly basis beginning October 31, 1996.

               5.23. DEBT SERVICE. Shall assure that Georgia Electric Company's earnings before deduction of interest payments, taxes, depreciation and amortization shall be greater than 1.20 x Debt Service measured quarterly beginning October 31, 1996 for the trailing four quarters.

               5.24. FURTHER ASSURANCES. Shall take such further action and provide to the Bank such further assurances as may be reasonably requested to ensure compliance with the intent of this Agreement and the other Loan Documents.

     5.25.   WITHHOLDING   TAXES.  Shall  pay  as  and  when  due  all  employee
withholding, FICA and other payments required by federal, state and local governments with respect to wages paid to employees.

     5.26.  DEPOSITORY  ACCOUNTS.  Shall at all times when any  Indebtedness  is
outstanding   cause  the  primary   operating   accounts  of  Borrower  and  the
Subsidiaries to be established and maintained at the Bank.

     5.27. CONFIRMATION OF COLLATERAL. At any time during the term hereof, Bank may require an audit of the Accounts and an appraisal of the Equipment and Inventory of Georgia Electric Company by independent third parties acceptable to Bank and at Borrower's expense which must disclose that the value and condition of such Accounts, Equipment and Inventory are acceptable to Bank.

   6. DEFAULT.

     6.1 EVENTS OF DEFAULT.  Each of the following shall  constitute an Event of
Default:

               (a) Any material representation or warranty made by the Borrower or any other party to any Loan Document (other than the Bank) herein or therein or in any certificate or report furnished in connection herewith or therewith shall prove to have been untrue or incorrect in any material and adverse respect when made; or

               (b) There shall occur any default by the Borrower in the payment, when due, of any principal of or interest on the Note, any amounts due hereunder or any other Loan Document or any other Indebtedness (not cured within any grace period provided in such Note or in the document or instrument evidencing such Indebtedness); or

               (c) There shall occur any default by the Borrower or any other party to any Loan Document (other than the Bank) in the performance of any agreement, covenant or obligation contained in this Agreement or such Loan Document not provided for elsewhere in this Section 7 and such default is not cured within fifteen (15) days after Bank gives Borrower written notice of such default unless a different grace period is provided in this Agreement or another Loan Document; or

               (d) Any other obligation now or hereafter owed by the Borrower or any Guarantor to the Bank shall be in default and not cured within any period of grace provided therein or any such Person shall be in default under any obligation in excess of $50,000 owed to any other obligee, which default entitles the obligee to accelerate any such obligations or exercise other remedies with respect thereto; or
               (e) The Borrower or any Guarantor shall (i) voluntarily liquidate or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of such Person or of all or of a substantial part of its assets, (ii) admit in writing its inability, or be generally unable, to pay its debts as the debts become due,
(iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vii) take any corporate action for the purpose of effecting any of the foregoing; or

               (f) without its  application,  approval or consent,  a proceeding shall be commenced, in any court of competent jurisdiction, seeking in respect of Borrower or any Guarantor any remedy under the federal Bankruptcy Code, the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debt, the appointment of a trustee, receiver, liquidator or the like of Borrower or any Guarantor, or of all or any substantial part of the assets of Borrower or any Guarantor, or other like relief under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts and such action shall not be dismissed within sixty (60) days after filing; or

               (g) Any security interest or Lien of the Bank hereunder or under any other Loan Document shall not constitute a perfected security interest of first priority in the Collateral thereby encumbered, subject only to Permitted Liens; or

               (h) There shall occur any material loss, theft, damage or destruction of any of the Collateral in excess of $100,000, which loss is not fully insured; or

               (i) A judgment in excess of $50,000 shall be rendered against the Borrower or any Guarantor and shall remain undischarged, undismissed and unstayed for more than ten days (except judgments validly covered by insurance with a deductible of not more than $50,000) or there shall occur any levy upon, or attachment, garnishment or other seizure of, any material portion of the Collateral or other assets of the Borrower, or any Guarantor by reason of the issuance of any tax levy, judicial attachment or garnishment or levy of execution; or

               (j)    Any Guarantor shall repudiate or revoke any Guaranty
Agreement.

               6.2. REMEDIES. If any Event of Default shall occur, the Bank may, without notice to the Borrower, at its option, declare any or all Indebtedness to be immediately due and payable (if not earlier demanded), bring suit against the Borrower and/or any Guarantor to collect the Indebtedness, exercise any remedy available to the Bank hereunder and take any action or exercise any remedy provided herein or in any other Loan Document or under applicable law. No remedy shall be exclusive of other remedies or impair the right of the Bank to exercise any other remedies.

               6.3. RECEIVER. In addition to any other remedy available to it, the Bank shall have the absolute right, upon the occurrence of an Event of Default, to seek and obtain the appointment of a receiver to take possession of and operate and/or dispose of the business and assets of the Obligors and any costs and expenses incurred by the Bank in connection with such receivership shall bear interest at the Default Rate and shall be secured by all Collateral.

        7.     SECURITY AGREEMENT.

               7.1.   SECURITY INTEREST.

               (a) As security for the payment and performance of any and all of the Indebtedness and the performance of all other obligations and covenants of the Obligors hereunder and under the other Loan Documents, certain or contingent, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by the Obligors to the Bank, the Obligors hereby pledge to the Bank and give the Bank a continuing security interest in and general Lien upon and right of set-off against, all right, title and interest of the Obligors in and to the Collateral, whether now owned or hereafter acquired by the Obligors. Obligors and Bank acknowledge that the security interest and Lien created in the Collateral by this Agreement is of equal priority with and shall not supersede or affect the security interests and Liens created by the Existing Loan Documents.

               (b) Except as herein or by applicable law otherwise expressly provided, the Bank shall not be obligated to exercise any degree of care in connection with any Collateral in its possession, to take any steps necessary to preserve any rights in any of the Collateral or to preserve any rights therein against prior parties, and the Obligors agree to take such steps. In any case the Bank shall be deemed to have exercised reasonable care if it shall have taken such steps for the care and preservation of the Collateral or rights therein as the Borrower may have reasonably requested the Bank to take and the Bank's omission to take any action not requested by the Borrower shall not be deemed a failure to exercise reasonable care. No segregation or specific allocation by the Bank of specified items of Collateral against any liability of the Obligors shall waive or affect any security interest in or Lien against other items of Collateral or any of the Bank's options, powers or rights under this Agreement or otherwise arising.

               (c) At any time and from time to time after an Event of Default, Bank may, with or without notice to the Obligors, (i) transfer into the name of the Bank or the name of the Bank's nominee any of the Collateral, (ii) notify any Account Debtor or other obligor of any Collateral to make payment thereon direct to the Bank of any amounts due or to become due thereon and (iii) receive and after an Event of Default direct the disposition of any proceeds of any Collateral.

               7.2.   REMEDIES.

               (a) If an Event of Default shall have occurred and be continuing, without waiving any of its other rights hereunder or under any other Loan Documents, the Bank shall have all rights and remedies of a secured party under the Code (and the Uniform Commercial Code of any other applicable jurisdiction) and such other rights and remedies as may be available hereunder, under other applicable law or pursuant to contract. If requested by the Bank, the Obligors will promptly assemble the Collateral and make it available to the Bank at a place to be designated by the Bank. The Obligors agree that any notice by the Bank of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the Code or otherwise, shall constitute reasonable notice to the Obligors if the notice is mailed to the Borrower by regular or certified mail, postage prepaid, at least ten days before the action to be taken. The Obligors shall be liable for any deficiencies in the event the proceeds of the disposition of the Collateral do not satisfy the Indebtedness in full.

               (b) If an Event of Default shall have occurred and be continuing, the Bank may demand, collect and sue for all amounts owed pursuant to Accounts, General Intangibles, Chattel Paper or for proceeds of any Collateral (either in an Obligors' name or the Bank's name at the latter's option), with the right to enforce, compromise, settle or discharge any such amounts. The Obligors appoint the Bank as the Obligors' attorney-in-fact to endorse any Obligors' name on all checks, commercial paper and other instruments pertaining to Collateral or proceeds after an Event of Default.

               7.3. ENTRY. Obligors hereby irrevocably consent to any act by the Bank or its agents in entering upon any premises for the purposes of either (i) inspecting the Collateral or (ii) taking possession of the Collateral after an Event of Default and each Obligor hereby waives its right to assert against the Bank or its agents any claim based upon trespass or any similar cause of action for entering upon any premises where the Collateral may be located.

               7.4. DEPOSITS; INSURANCE. Upon the occurrence and continuance of an Event of Default, Obligors authorize the Bank to collect and apply against the Indebtedness when due any cash or deposit accounts in its possession, and any refund of insurance premiums or any insurance proceeds payable on account of the loss or damage to any of the Collateral and irrevocably appoints the Bank as its attorney-in-fact to endorse any check or draft or take other action necessary to obtain such funds after an Event of Default.

               7.5. OTHER RIGHTS. Obligors authorize the Bank without affecting the Obligors' obligations hereunder or under any other Loan Document from time to time (i) to take from any party and hold additional Collateral or guaranties for the payment of the Indebtedness or any part thereof, and to exchange, enforce or release such collateral or guaranty of payment of the Indebtedness or any part thereof and to release or substitute any endorser or guarantor or any party who has given any security interest in any collateral as security for the payment of the Indebtedness or any part thereof or any party in any way obligated to pay the Indebtedness or any part thereof; and (ii) upon the occurrence of any Event of Default to direct the manner of the disposition of the Collateral and the enforcement of any endorsements, guaranties, letters of credit or other security relating to the Indebtedness or any part thereof as the Bank in its sole discretion may determine.

               7.6. ACCOUNTS. After an Event of Default, the Bank may notify any Account Debtor of the Bank's security interest and may direct such Account Debtor to make payment directly to the Bank for application against the Indebtedness. Any such payments received by or on behalf of an Obligor at any time, after an Event of Default, shall be the property of the Bank, shall be held in trust for the Bank and not commingled with any other assets of any Person (except to the extent they may be commingled with other assets of an Obligor in an account with the Bank) and shall be immediately delivered to the Bank in the form received. The Bank shall have the right to apply any proceeds of Collateral to such of the Indebtedness as it may determine.

               7.7. TANGIBLE COLLATERAL. Except as otherwise provided herein or agreed to in writing by the Bank, no Inventory or other tangible collateral shall be commingled with, or become an accession to or part of, any property of any other Person so long as such property is Collateral. Upon the occurrence of any Event of Default, the Borrower shall, upon the request of the Bank, promptly assemble all tangible Collateral for delivery to the Bank or its agents. No tangible Collateral shall be allowed to become a fixture unless the Bank shall have given its prior written authorization.

               7.8. WAIVER OF MARSHALLING. Each Obligor hereby waives any right it may have to require marshalling of its assets.

        8.     MISCELLANEOUS.

               8.1. NO WAIVER, REMEDIES CUMULATIVE. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are in addition to any other remedies provided by law, any Loan Document or otherwise.

               8.2. SURVIVAL OF REPRESENTATIONS. All representations and warranties made herein shall survive the making of the Loan and the delivery of the Note, and shall continue in full force and effect so long as any Indebtedness is outstanding, there exists any commitment by the Bank to an Obligor, and until this Agreement is formally terminated in writing.

               8.3. EXPENSES. Whether or not the Loan herein provided for shall be made, the Borrower shall pay all reasonable costs and expenses in connection with the preparation, execution, delivery, amendment and enforcement of this Agreement and any Loan Document, including the reasonable fees and disbursements of counsel for the Bank in connection therewith, whether suit be brought or not and whether incurred at trial or on appeal, and all costs of repossession, storage, disposition, protection and collection of Collateral. If the Borrower should fail to pay any tax or other amount required by this Agreement to be paid or which may be reasonably necessary to protect or preserve any Collateral or an Obligors' or Bank's interests therein, the Bank may make such payment and the amount thereof shall be payable on demand, shall bear interest at the Default Rate from the date of demand until paid and shall be deemed to be Indebtedness entitled to the benefit and security of the Loan Documents. In addition, Obligors agree to pay and save the Bank harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery or recording of any Loan Document or the making of any Advance, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of the Bank or the Borrower with respect to the applicability of such tax. The provisions of this section shall survive payment in full of the Loan and termination of this Agreement.

               8.4. NOTICES. Any notice or other communication hereunder to any party hereto shall be by hand delivery, overnight delivery, facsimile, telegram, telex or registered or certified mail provided such delivery is evidenced by a receipt or other written proof of delivery or refusal of delivery or inability to deliver and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed, telexed, faxed or deposited in the mails, postage prepaid, addressed to the party at its address specified below (or at any other address that the party may hereafter specify to the other parties in writing):

The Bank:                    SUNTRUST BANK, SOUTH FLORIDA, NATIONAL ASSOCIATION
                             501 EAST LAS OLAS BOULEVARD
                             FT. LAUDERDALE, FLORIDA  33301

                             ATTN:  CORPORATE BANKING DEPARTMENT 7TH FLOOR
The Obligors:                ABLE TELCOM HOLDING CORPORATION
                             1601 FORUM PLACE, SUITE 1110
                             WEST PALM BEACH, FLORIDA 33401
                             ATTN:  MR. WILLIAM J. MERCURIO

Copy to:                     DONN A. BELOFF, ESQ.
                             HOLLAND & KNIGHT
                             P.O. BOX 14070
                             FT. LAUDERDALE, FL  33302-4070
                             --------------------------------------

Delivery of notice to Borrower's counsel shall be a courtesy copy only and failure to deliver to Borrower's counsel shall not affect the effectiveness of delivery to Borrower.

               8.5. GOVERNING LAW. This Agreement and the Loan Documents shall be deemed contracts made under the laws of the State of Florida and shall be governed by and construed in accordance with the laws of said state except insofar as the laws of another jurisdiction may govern the perfection, priority and enforcement of security interests in Collateral located in another jurisdiction.

               8.6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the Obligors and the Bank, and their respective successors and assigns; provided, that the Obligors may not assign any of their rights hereunder without the prior written consent of the Bank, and any such assignment made without such consent will be void.

               8.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

               8.8. NO USURY. Notwithstanding anything contained in this Agreement, the Note, or in any other Loan Document to the contrary, in no event will interest or other charges deemed to be interest be chargeable against the Obligors if such amount (combined with any other amounts considered to be in the nature of interest) would exceed the maximum amount permitted by law from time to time while any of the Indebtedness is outstanding, and in the event any amount in excess of the lawful maximum is charged or collected by the Bank or paid by an Obligor, the Obligor shall be entitled to the reimbursement of such excess.

               8.9. POWERS. All powers of attorney granted to the Bank are coupled with an interest and are irrevocable.

               8.10. APPROVALS. If this Agreement calls for the approval or consent of the Bank, such approval or consent may be given or withheld in the reasonable discretion of the Bank unless otherwise specified herein.

               8.11.  JURISDICTION, SERVICE OF PROCESS.

               (a) Any suit, action or proceeding against the Borrower with respect to this Agreement, the Collateral or any Loan Document or any judgment entered by any. court in respect thereof may be brought in the courts of Palm Beach County, Florida, and the Borrower hereby accepts the nonexclusive jurisdiction of those courts for the purpose of any suit, action or proceeding. Service of process in any such case may be had against the Obligors by delivery in accordance with the notice provisions herein or as otherwise permitted by law, and the Obligors agree that such service shall be valid in all respects for establishing personal jurisdiction over it.

               (b) In addition, the Obligors hereby irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Loan Documents, the Collateral or any judgment entered by any court in respect thereof brought in Palm Beach County, Florida, and hereby further irrevocably waives any claim that any suit, action or proceedings brought in Palm Beach County, Florida or in such District Court has been brought in an inconvenient forum.

               8.12. MULTIPLE BORROWERS. If more than one Person is named herein as the Borrower, all obligations, representations and covenants herein and in other Loan Documents to which the Borrower is a party shall be joint and several.

               8.13. WAIVER OF JURY TRIAL. THE OBLIGORS AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON THIS AGREEMENT OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT AND ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER
VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                      SUNTRUST BANK, SOUTH FLORIDA, NATIONAL ASSOCIATION

                      By: /S/JEFFREY WOLFE
                      --------------------------------------------------
                      Print Name: JEFFREY WOLFE
                      Title: VICE PRESIDENT


                      ABLE TELCOM HOLDING CORP., a
                      Florida corporation

                      By: /S/WILLIAM J. MERCURIO
                      --------------------------------------------------
                      Print Name: WILLIAM J. MERCURIO
                      Title: PRESIDENT

                      TRANSPORTATION SAFETY CONTRACTORS
                      OF VIRGINIA, INC., a Virginia corporation

                      By:/S/WILLIAM J. MERCURIO_
                      --------------------------------------------------
                      Print Name: WILLIAM J. MERCURIO
                      Title: CHAIRMAN

                      TRANSPORTATION SAFETY CONTRACTORS,
                      INC., a Florida corporation


                      By: /S/WILLIAM J. MERCURIO
                      --------------------------------------------------
                      Print Name: WILLIAM J. MERCURIO
                      Title: CHAIRMAN

                      GEORGIA ELECTRIC COMPANY, INC.,
                      a Georgia corporation


                      By:/S/WILLIAM J. MERCURIO
                      --------------------------------------------------
                      Print Name: WILLIAM J. MERCURIO
                      Title: CHAIRMAN

                      TRAFFIC MANAGEMENT GROUP, INC.,
                      a Florida corporation


                      By:/S/WILLIAM J. MERCURIO
                      --------------------------------------------------
                      Print Name: WILLIAM J. MERCURIO
                      Title: CHAIRMAN

                     EXHIBIT 1.1E
                    SCHEDULE OF LIENS


SunTrust Bank, South FL, NA (ATHC)
     $2,750,000 five year note payable maturing on December 1,
     2000
     collaterized by related
     equipment

     $1,250,000 three year note payable maturing on December 1, 1998 collaterized by related equipment

     $148,733 note payable maturing on October 15, 2001 collaterized by related equipment

     $287,512 note payable maturing on October 15, 1999 collaterized by related equipment

     $3,000,000 note payable maturing on December 2, 2001 collaterized by related equipment

Central Fidelity Bank (TSCI-Va)
     $293,500 mortgage note payable collaterized by land and building located at 925 Professional Place, Chesapeake, VA

U.S. Bancorp (TSCI)
     $48,810 note payable maturing on March 15, 1999 collaterized by two 1992 John Deere model 310 backhoes

The Associates (TSCI)
     $86,637 note payable maturing on April 16, 1999 collaterized by 71 Motorola Maxtrac 800 radios and 5 bases

SunBank, NA (HCC)
     $195,000 note payable maturing on May 17, 1997 collaterized by related equipment

     $300,000 note payable maturing on March 16, 1997 collaterized by related equipment

     $301,075 note payable maturing on July 31, 2000 collaterized by related equipment

Citizens National Bank of Leesburg (HCC)
     $74,762 note payable maturing on July 31, 2000 collaterized by related equipment

                         EXHIBIT 2.3
SCHEDULE OF MATERIAL UNREALIZED OR ANTICIPATED LOSSES




NONE

                               EXHIBIT 2.4
                         SCHEDULE OF LITIGATION




  William E. Barlow vs. Able Telcom Holding Corp., etc., et al.

  D & D Utilities, Inc. vs. Transportation Safety Contractors, Inc., etc., et al.

                                   EXHIBIT 2.9
                              SCHEDULE OF LOCATIONS



TRANSPORTATION SAFETY CONTRACTORS, INC.             H. C. CONNELL, INC

7750 Professional Place                             250 West Ponkan Road
Tampa, FL  33637                                    Apopka, FL  32712

4001 North 30th Avenue                              355 1/2 West 7th Street
Hollywood, FL  33020                                Taft, FL  32809

TRANSPORTATION SAFETY CONTRACTORS OF VIRGINIA, INC. 6450 University
                                                    Blvd.
                                                    Orlando, FL  32802
925 Professional Place
Chesapeake, VA  23320                               ABLE COMMUNICATIONS
                                                    SERVICES, INC.
                                                    --------------------------

14475 Telegraph Road                                4524 North 56th Street
Woodbridge, VA  22192                               Tampa, FL  33610

9630 Northeast Drive                                1938 Old Norcross Road
Fredericksburg, VA  22408                           Lawrenceville, Georgia 30244

                                                    1060 Belle Avenue
TIPCO, Inc.                                         Casselberry, FL  32708
100-2 South Jackson Avenue
Jacksonville, FL  32220                             4971 Capital Circle S.E.
                                                    Tallahassee, FL  32311
GEORGIA ELECTRIC COMPANY
                                                    Able Telcom International,
                                                    Inc.
1412 West Oak Ridge Drive                           800 West Cypress Creek Road
Albany, GA  31706                                   Ft. Lauderdale, FL  33309

                                                    Able Telcom C.A./TTI C.A.
                                                    Caracas, Venezuela 1070

                                                    Seima Telecommunications,
                                                    Ltda.
                                                    Rio de Janiero,
                                                    Brazil

                        EXHIBIT 2.17
                  SCHEDULE OF SUBSIDIARIES



Transportation Safety Contractors, Inc.
Transportation Safety Contractors of Virginia, Inc.
TIPCO, Inc.
Able Communications Services, Inc.
H. C. Connell, Inc.
Georgia Electric Company
Seima Telecommunications, Ltda.
Able Telcom/TTI C.A.
Able Telcom International,
Inc.